Exhibit 99.1

Advent Software Reports Fourth Quarter and Full Year 2012 Results

Company Achieves Record Quarterly Revenue of $92 Million and

Fourth Quarter Non-GAAP Operating Profit of $25 Million

SAN FRANCISCO — February 4, 2013 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the fourth quarter ended December 31, 2012.

“I am pleased to report that Advent delivered a strong fourth quarter and there is great momentum in the business,” said Pete Hess, Chief Executive Officer of Advent. “We continued to execute our strategy and increased our footprint both in the US and around the globe. This coming year marks our 30th anniversary and our business has never been stronger and we are excited to continue to partner with our clients to transform the investment management industry for the next 30 years.”

FOURTH QUARTER AND FULL YEAR 2012 RESULTS

GAAP Results for Continuing Operations

The company reported quarterly revenue of $92.0 million for the fourth quarter of 2012, compared to $86.3 million in the fourth quarter of 2011, a 7% increase. Total annual revenues for the year ended December 31, 2012 were $358.8 million, compared to $326.2 million recorded in 2011, a 10% increase.

Operating income for the fourth quarter of 2012 was $12.7 million, or 14% of revenue, compared to $10.1 million, or 12% of revenue, for the fourth quarter of 2011.  The fourth quarter of 2012 results included a $3.6 million restructuring charge related to the company’s reorganization.  Operating income for the year ended December 31, 2012 was $49.2 million, or 14% of revenue, compared to $42.6 million, or 13% of revenue, for 2011.

Net income for the fourth quarter of 2012 was $8.0 million compared to $6.5 million in the fourth quarter of 2011. Net income for the year ended December 31, 2012 was $30.2 million compared to $28.3 million for 2011, a 7% increase.

On a fully diluted basis, earnings per share in the fourth quarter of 2012 was $0.16 compared to $0.12 in the fourth quarter of 2011. On a fully diluted basis, earnings per share for the year ended December 31, 2012 was $0.58, compared to $0.52 for 2011.

Operating cash flows in the fourth quarter of 2012 totaled $32.8 million, compared with $27.6 million in the fourth quarter of 2011. Operating cash flows for the year ended December 31, 2012 totaled $86.6 million, compared with $83.2 million for 2011, a 4% increase.

Cash, cash equivalents and marketable securities totaled $231 million as of December 31, 2012, compared to $136 million as of December 31, 2011.  Total outstanding debt as of December 31, 2012 was $95 million compared to $50 million as of December 31, 2011.  Total deferred revenue was $183 million as of December 31, 2012, compared to $175 million as of December 31, 2011, a 5% increase.

Non-GAAP Results for Continuing Operations

Non-GAAP operating income for the fourth quarter of 2012 was $24.6 million, or 26.7% of revenue. This represents a 33% increase compared to $18.5 million of non-GAAP operating income, or 21.4% of revenue, in the fourth quarter of 2011.  Non-GAAP operating income for the year ended December 31, 2012 was $85.0 million, or 23.7% of revenue. This represents an

18% increase compared to $72.2 million of non-GAAP operating income, or 22.1% of revenue, for 2011.

On a fully diluted basis, non-GAAP earnings per share was $0.30 in the fourth quarter of 2012 and represents a 37% increase from non-GAAP diluted net income per share of $0.22 in the fourth quarter of 2011. On a fully diluted basis, non-GAAP net income per share was $1.03 for the year ended December 31, 2012, a 21% increase compared to $0.86 per share for 2011.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

FOURTH QUARTER HIGHLIGHTS

•                  Fourth Quarter Bookings:  The annual contract value of our new contract bookings in the fourth quarter of 2012 will contribute $11.1 million in incremental annual revenue once the contracts are fully implemented.  New clients represented all types of investment managers around the world including  Moneta Group, Wedgewood Partners, QV Investors Inc., Courtiers Investment Services Limited, and Gjensidige Investeringsradgivning AS, amongst others.

•                  Enhanced Functionality for Solutions:  In the fourth quarter, we launched coordinated releases of Advent Portfolio Exchange® (APX), Moxy®, and their associated products, providing clients with expanded instrument coverage, enhanced data presentation and improved reconciliation processes.

•                  Award-Winning Solutions:  APX was named “Best Buy-Side CRM Product” by Buy-Side Technology magazine. The annual award honors the accomplishments and innovations of products and services designed for buy-side investment professionals. In addition, Moxy® won “Best-in-Class” for Enterprise Support in the key industry analyst - CEB TowerGroup’s OMS Technology Analysis report.

FINANCIAL GUIDANCE

Advent provides the following financial guidance for the first quarter and fiscal year 2013:

Guidance	Q1 2013	FY 2013
Total Revenue ($M)	$91-$93	$373-$379
GAAP Operating Margin (% of revenue)	n/a	17.5-18.0%
Amortization of Intangibles (% of revenue)	n/a	3%
Stock Compensation Expense (% of revenue)	n/a	6%
Restructuring Charge (% of revenue)	1%	0.5%
Non-GAAP Operating Margin (% of revenue)	n/a	27.0-27.5%
GAAP Effective Tax Rate (% of Income Before Tax)	20%*	30%-35%
Non-GAAP Effective Tax Rate (% of Income Before Tax)	n/a	35%
Operating Cash Flow ($M)	n/a	$93-$97
Capital Expenditures ($M)	n/a	$10-$12

*Q1 2013 GAAP Effective Tax Rate reflects the impact of the 2012 federal research and development tax credit enacted in January, 2013.

INVESTOR CALL

Advent Software, Inc. will host its fourth quarter 2012 earnings conference call at 5:00 p.m. Eastern time today.  The fourth quarter 2012 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial (800) 510-9834 and request conference ID #35271995.  Telephone replay will be available through midnight February 11, 2013.  The replay number for domestic callers is (888) 286-8010, and for international callers is (617) 801-6888, with the conference ID of #60805668.The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a global firm, has provided trusted solutions to the world’s financial professionals since 1983.  Advent’s proven solutions can increase operational efficiency, reduce risk, and eliminate the boundaries between systems, information and people so you can focus on what you do best. With more than 4,500 client firms in over 60 countries, Advent has established itself as a leading provider of mission-critical solutions to meet the demands of investment management operations around the world.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support and services organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected Continuing Operations’ GAAP Measures to Non-GAAP Measures” and “Reconciliation of Projected Continuing Operations’ GAAP Operating Income % to Non-GAAP Operating Income %”.

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance, and statements regarding the business momentum, strength of the business, market opportunities, and any other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our Advent Portfolio Exchange®, Geneva®, and Moxy® products; the successful development, release and market acceptance of new products, services and enhancements; uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements; difficulties in achieving organizational objectives and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2011 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, the Advent logo, Advent Software, Advent Portfolio Exchange, and Moxy are registered trademarks of Advent Software, Inc. All other company names of marks mentioned herein are those of their respective owners.

CONTACT
Media Contact:
Amanda Diamondstein-Cieplinska
Advent Software, Inc.
(415) 645-1668
adiamond@advent.com

Investor Relations Contact:
Heidi Flaherty
Advent Software, Inc.
(415) 645-1145
flaherty@advent.com

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	December 31	December 31
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$58,217	$65,525
Short-term marketable securities	111,192	69,908
Accounts receivable, net	61,069	62,125
Deferred taxes, current	18,934	16,294
Prepaid expenses and other	25,868	23,660
Current assets of discontinued operation	88	—
Total current assets	275,368	237,512
Property and equipment, net	37,269	42,301
Goodwill	206,932	204,621
Other intangibles, net	38,205	49,521
Long-term marketable securities	61,552	917
Deferred taxes, long-term	24,524	30,751
Other assets	12,994	15,927
Noncurrent assets of discontinued operation	1,609	2,006

Total assets	$658,453	$583,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,190	$10,558
Accrued liabilities	37,096	40,029
Deferred revenues	174,388	166,945
Income taxes payable	5,593	2,972
Current portion of long-term debt	10,000	5,000
Current liabilities of discontinued operation	262	488
Total current liabilities	232,529	225,992
Deferred revenues, long-term	8,787	7,926
Long-term income taxes payable	5,335	3,196
Long-term debt	85,000	45,000
Other long-term liabilities	13,139	13,748
Noncurrent liabilities of discontinued operation	3,804	4,633

Total liabilities	348,594	300,495

Stockholders’ equity:
Common stock	505	510
Additional paid-in capital	453,585	429,734
Accumulated deficit	(154,261)	(154,053)
Accumulated other comprehensive income	10,030	6,870
Total stockholders’ equity	309,859	283,061

Total liabilities and stockholders’ equity	$658,453	$583,556

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2012	2011	2012	2011

Net revenues:
Recurring revenues	$83,875	$77,760	$324,627	$291,486
Non-recurring revenues	8,142	8,525	34,192	34,762

Total net revenues	92,017	86,285	358,819	326,248

Cost of revenues (1):
Recurring revenues	16,991	16,711	68,953	62,329
Non-recurring revenues	9,890	9,953	43,505	39,623
Amortization of developed technology	2,558	2,555	10,258	8,820

Total cost of revenues	29,439	29,219	122,716	110,772

Gross margin	62,578	57,066	236,103	215,476

Operating expenses (1):
Sales and marketing	18,566	19,496	74,688	74,807
Product development	16,637	16,065	67,014	57,561
General and administrative	10,144	9,904	37,763	37,040
Amortization of other intangibles	958	956	3,825	2,807
Restructuring charges	3,581	565	3,634	696

Total operating expenses	49,886	46,986	186,924	172,911

Income from continuing operations	12,692	10,080	49,179	42,565
Interest and other income (expense), net	(515)	(406)	(1,620)	(1,243)

Income from continuing operations before income taxes	12,177	9,674	47,559	41,322
Provision for income taxes	4,147	3,143	17,328	12,991

Net income from continuing operations	$8,030	$6,531	$30,231	$28,331

Discontinued operation:
Net (loss) income from discontinued operation (net of applicable taxes of $(8), $(114), $126, and $1,197, respectively)	(49)	66	184	1,839

Net income	$7,981	$6,597	$30,415	$30,170

Basic net income per share (2):
Continuing operations	$0.16	$0.13	$0.60	$0.55
Discontinued operation	0.00	0.00	0.00	0.04
Total operations	$0.16	$0.13	$0.60	$0.58

Diluted net income per share (2):
Continuing operations	$0.16	$0.12	$0.58	$0.52
Discontinued operation	0.00	0.00	0.00	0.03
Total operations	$0.15	$0.12	$0.58	$0.56

Weighted average shares used to compute net income per share:
Basic	50,276	50,848	50,614	51,797
Diluted	51,802	53,051	52,425	54,085

(1) Includes stock-based employee compensation expense as follows:

Cost of recurring revenues	$595	$619	$2,405	$2,154
Cost of non-recurring revenues	310	341	1,236	1,314
Total cost of revenues	905	960	3,641	3,468

Sales and marketing	1,902	1,579	7,165	6,305
Product development	1,483	1,340	5,821	5,138
General and administrative	1,167	1,092	4,174	4,227
Total operating expenses	4,552	4,011	17,160	15,670

Total stock-based employee compensation expense	$5,457	$4,971	$20,801	$19,138

(2) Net income per share is based on actual calculated values and totals may not sum due to rounding.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(GAAP, Unaudited)

	Twelve Months Ended December 31
	2012	2011
Cash flows from operating activities:
Net income	$30,415	$30,170
Adjustment to net income for discontinued operation	(184)	(1,839)
Net income from continuing operations	$30,231	$28,331

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	20,801	19,138
Excess tax benefit from stock-based compensation	(7,785)	(7,055)
Depreciation and amortization	25,879	22,632
Amortization of debt issuance costs	381	—
Provision for doubtful accounts	403	230
Provision for (reduction of) sales returns	1,154	(187)
Non-cash impairment loss	—	500
Deferred income taxes	5,230	4,700
Other	(252)	103
Effect of statement of operations adjustments	45,811	40,061
Changes in operating assets and liabilities:
Accounts receivable	575	(10,198)
Prepaid and other assets	822	(6,977)
Accounts payable	(5,368)	3,734
Accrued liabilities	(2,055)	3,069
Deferred revenues	7,151	18,560
Income taxes payable	9,453	6,604
Effect of changes in operating assets and liabilities	10,578	14,792

Net cash provided by operating activities from continuing operations	86,620	83,184

Cash flows from investing activities:
Cash used in acquisitions, net of cash acquired	(700)	(97,092)
Purchases of property and equipment	(6,369)	(11,252)
Capitalized software development costs	(2,137)	(2,358)
Purchases of marketable securities	(220,994)	(89,236)
Sales and maturities of marketable securities	118,588	87,428
Change in restricted cash	95	—

Net cash provided by investing activities from continuing operations	(111,517)	(112,510)

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	5,173	7,189
Withholding taxes related to equity award net share settlement	(5,496)	(5,775)
Proceeds from common stock issued under the employee stock purchase plan	6,661	6,158
Repurchase of common stock	(41,275)	(51,582)
Proceeds from debt	50,000	50,000
Repayment of debt	(5,000)	—
Debt issuance costs	—	(1,901)
Excess tax benefits from stock-based compensation	7,785	7,055

Net cash used in financing activities from continuing operations	17,848	11,144

Net cash transferred (to) from discontinued operation	(561)	1,655

Effect of exchange rate changes on cash and cash equivalents	302	104

Net change in cash and cash equivalents from continuing operations	(7,308)	(16,423)
Cash and cash equivalents of continuing operations at beginning of period	65,525	81,948

Cash and cash equivalents of continuing operations at end of period	$58,217	$65,525

	Twelve Months Ended December 31
	2012	2011
Supplemental disclosure of cash flow information
Cash flow from discontiued operation:
Net cash used in operating activities	$(561)	$(1,349)
Net cash provided by investing activities	—	3,004
Net cash transferred from (to) continuing operations	561	(1,655)
Effect of exchange rates on cash and cash equivalents	—	—
Net change in cash and cash equivalents from discontinued operations	—	—
Cash and cash equivalents of discontinued operation at beginning of period	—	—
Cash and cash equivalents of discontinued operation at end of period	$—	$—

                The cash flows from the discontinued operation, as presented in the condensed consolidated statement of cash flows, relate to the operations of MicroEdge.

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of continuing operations’ operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended December 31, 2012 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$62,578	68%	$12,692	14%	$8,030

Amortization of acquired developed technology	1,908		1,908		1,908
Amortization of other acquired intangibles	—		958		958
Stock-based compensation - cost of revenues	905		905		905
Stock-based compensation - operating expenses	—		4,552		4,552
Restructuring charges	—		3,581		3,581
Income tax adjustment for non-GAAP (1)	—		—		(4,281)

Non-GAAP	$65,391	71%	$24,596	27%	$15,653

Diluted net income per share
GAAP					$0.16
Non-GAAP					$0.30

Shares used to compute diluted net income per share					51,802

	Three Months Ended December 31, 2011 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$57,066	66%	$10,080	12%	$6,531

Amortization of acquired developed technology	1,899		1,899		1,899
Amortization of other acquired intangibles	—		956		956
Stock-based compensation - cost of revenues	960		960		960
Stock-based compensation - operating expenses	—		4,011		4,011
Restructuring charges	—		565		565
Income tax adjustment for non-GAAP (1)	—		—		(3,180)

Non-GAAP	$59,925	69%	$18,471	21%	$11,742

Diluted net income per share
GAAP					$0.12
Non-GAAP					$0.22

Shares used to compute diluted net income per share					53,051

(1)        The estimated non-GAAP effective tax rate was 35% for the three months ended December 31, 2012 and 2011, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of continuing operations’ operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Twelve Months Ended December 31, 2012 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$236,103	66%	$49,179	14%	$30,231

Amortization of acquired developed technology	7,599		7,599		7,599
Amortization of other acquired intangibles	—		3,825		3,825
Stock-based compensation - cost of revenues	3,641		3,641		3,641
Stock-based compensation - operating expenses	—		17,160		17,160
Restructuring charges	—		3,634		3,634
Income tax adjustment for non-GAAP (1)	—		—		(11,868)

Non-GAAP	$247,343	69%	$85,038	24%	$54,222

Diluted net income per share
GAAP					$0.58
Non-GAAP					$1.03

Shares used to compute diluted net income per share					52,425

	Twelve Months Ended December 31, 2011 for Continuing Operations
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$215,476	66%	$42,565	13%	$28,331

Amortization of acquired developed technology	6,019		6,019		6,019
Amortization of other acquired intangibles	—		2,807		2,807
Stock-based compensation - cost of revenues	3,468		3,468		3,468
Stock-based compensation - operating expenses	—		15,670		15,670
Acquisition related	—		936		936
Investment loss	—		—		500
Restructuring charges	—		696		696
Income tax adjustment for non-GAAP (1)	—		—		(12,005)

Non-GAAP	$224,963	69%	$72,161	22%	$46,422

Diluted net income per share
GAAP					$0.52
Non-GAAP					$0.86

Shares used to compute diluted net income per share					54,085

(1)         The estimated non-GAAP effective tax rate was 35% for the twelve months ended December 31, 2012 and 2011, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

ADVENT SOFTWARE, INC.

RECONCILIATION OF PROJECTED CONTINUING OPERATIONS’ GAAP OPERATING INCOME %

TO NON-GAAP OPERATING INCOME %

(Preliminary and unaudited)

Advent provides projections of non-GAAP measures of its continuing operations’ operating income. These non-GAAP measures exclude certain costs, expenses, gains and losses which it believes is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our projected continuing operations’ GAAP results are made with the intent of providing management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

Twelve Months Ending December 31, 2013
Continuing Operations
Operating Income %

Projected GAAP	17.5% to 18.0%

Projected amortization of acquired developed technology and other acquired intangible asset adjustment	3.0%
Projected stock-based compensation adjustment	6.0%
Projected restructuring charge adjustment	0.5%

Projected non-GAAP	27.0% to 27.5%